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                                                                      EXHIBIT 10


                                                                  Execution Copy


                   STOCK OPTION AGREEMENT dated as of November 9, 1995, among BANK OF THE WEST, a California banking corporation ("Grantee"), NF ACQUISITION CO., a Delaware corporation and a wholly owned subsidiary of Grantee ("Sub"), and NORTHBAY FINANCIAL CORPORATION, a Delaware corporation ("Issuer").


  WHEREAS, Issuer is a registered savings and loan holding company under the Savings and Loan Holding Company Act, as amended (the "SLHC Act");

  WHEREAS, Grantee is a commercial bank organized and existing under California law;

  WHEREAS, Grantee, Sub and Issuer propose to enter into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement");

  WHEREAS, as a condition and inducement to Grantee's and Sub's willingness to enter into the Merger Agreement, Grantee and Sub have required that Issuer grant to Grantee the Option (as defined in Section 2); and

  WHEREAS, the Board of Directors of Issuer, believing it to be in the best interests of Issuer, has approved this Agreement and the grant by Issuer of the Option.

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  1. Definitions; Interpretation. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement, which also contains in Section 8.03(b) thereof certain rules of construction and interpretation that shall be applicable hereto as if set forth herein.

  2. Grant of Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 547,354 fully paid and nonassessable shares (such amount, as may be adjusted from time to time as set forth herein, the "Option Shares") of Common Stock, par value $0.10 per share ("Issuer Common Stock"), of the Issuer at a purchase price of U.S. $13.25 per Option Share (such price, as may be adjusted from time to time as set forth herein, the "Option Price"). The number of Option Shares that may be received upon the exercise of the Option and the Option Price are subject to adjustment as set forth in Section 6.

  3. Exercise of Option. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time on or after the date hereof if, but only if, both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below). Each of the following shall be an Exercise Termination Event: the earliest to occur of (i) the Effective Time of the Merger, (ii) termination of the Merger Agreement pursuant to Section 7.01 thereof (other than for any of the reasons described in clause
(iii) of this Section 3(a)), and (iii) the later of (A) 18 months after termination of the Merger Agreement (x) by either Grantee or Sub under Section 7.01(c)(i) thereof, (y) by Grantee under Section 7.01(b)(ii) thereof as a result of a willful breach of any covenant or obligation or willful breach of any of Issuer's representations, or warranties contained in the Merger Agreement, provided, however, that such breach need not be willful if such termination occurs after the occurrence of an Initial Triggering Event, or (z) by Issuer under Section 7.01(b)(iv) under circumstances where Grantee or Sub could effect termination pursuant to Section 7.01(c)(i), and (B) the passage of 18 months after the occurrence of the first Initial Triggering Event; provided, however, that, any such exercise and purchase of





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Option Shares shall be subject to compliance with applicable laws, including the SLHC Act. The rights set forth in Sections 8, 9 and 10 shall not terminate when the right to exercise the Option terminates as set forth herein, but shall extend to such time as is provided in such Sections 8, 9 and 10. Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option.

  (b) (i) An "Initial Triggering Event" means the occurrence with respect to the Issuer of any of the following events or circumstances after the date hereof:

          (A) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary") without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(A)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any of Issuer's subsidiaries, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any subsidiary; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

          (B) Any person (other than Grantee or any Grantee Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Issuer Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder);

          (C) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively));

          (D) After a proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach would entitle Grantee to terminate the Agreement, the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting thereon, such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement;

          (E) Any person other than Grantee or any Subsidiary thereof, other than in connection with a transaction to which Grantee has given its prior written consent, shall





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  have filed an application or notice with the Office of Thrift Supervision
  ("OTS") or other federal or state bank regulatory authority for approval to engage in an Acquisition Transaction with respect to Issuer; or

          (F) Issuer shall have breached any covenant or obligation contained in that certain letter agreement dated October 17, 1995 between Grantee and Issuer.

  (ii) The term "Subsequent Triggering Event" shall mean the occurrence with respect to Issuer of either of the following events or circumstances after the date hereof:

          (A) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of 25% or more of the then outstanding Common Stock; or

          (B)  The occurrence of an Initial Triggering Event described in
  Section 3(b)(i)(A) except that the percentage referred to in clause (z) shall be 25%.

  (c) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"); provided that it is understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

  (d) In the event Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being referred to herein as the "Notice Date") specifying (i) the total number of Option Shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (a "Closing Date"); provided that if prior notification to or approval of the OTS or any other Governmental Entity is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification periods have expired or been terminated or (B) such approvals have been obtained and any requisite waiting period or periods shall have passed.

  (e) Notwithstanding Section 3(d), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (i) Grantee receives official notice that an approval of the OTS or any other Governmental Entity required for the purchase of the Option Shares would not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall nevertheless be entitled to exercise its right as set forth in Section 8 or to exercise the Option in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 10. The provisions of this Section 3 and
Section 4 shall apply with appropriate adjustments to any such exercise.

  4. Payment and Delivery of Certificates. (a) On each Closing Date referred to in Section 3(d), Grantee shall pay to Issuer in immediately available funds by a wire transfer to a bank account designated by Issuer an amount equal to the Option Price multiplied by the number of Option Shares to be purchased on such Closing Date.

  (b) On each Closing Date, simultaneously with the delivery of immediately available funds as provided in Section 4(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased on such Closing Date. If the Option should be exercised in part only, a new Option evidencing the rights of Grantee to purchase the balance of the Option Shares purchasable hereunder shall be issued to Grantee, and Grantee shall deliver to Issuer a copy of this Agreement and a letter agreeing that Grantee will not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement.





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  (c)  Certificates for Issuer Common Stock delivered on a Closing Date hereunder shall be endorsed with a restrictive legend that shall read substantially as follows:

  THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF NOVEMBER 9, 1995, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF ISSUER. A COPY OF SUCH AGREEMENT WILL BE MAILED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

  (d) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under Section 3(d), the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to Issuer, Grantee shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to Grantee. Issuer shall pay all expenses and any and all federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4 in the name of Grantee or its assignee, transferee or designee.

  (e) If, at the time of issuance of any Option Shares pursuant to an exercise of all or a portion of the Option hereunder, Issuer shall have created a "poison pill" or similar security and issued any "rights" or similar securities pursuant thereto ("Rights"), then each Option Share issued pursuant to such exercise shall also represent Rights or new rights with terms substantially identical to and at least as favorable to Grantee as are provided under the Rights Agreement or any similar agreement then in effect.

  5. Authorizations, etc. Issuer agrees (i) that it shall at all times maintain, free from preemptive rights or Liens, sufficient authorized but unissued shares of Issuer Common Stock (and other securities issuable pursuant to Section 6) so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, recapitalization, reclassification, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including, in the event, under the SLHC Act, or a state banking law, prior approval of or notice to the OTS or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with Grantee in preparing such applications or notices and providing such information to the OTS or such state regulatory authority as they may require) in order to permit Grantee to exercise the Option and so that the Option Shares, when issued, shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens and not subject to any preemptive rights; and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.





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  6.  Adjustments.  (a)  In the event that any additional shares of Issuer
Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to an exercise of the Option or an event described in Section 6(b)), including pursuant to stock option plans and in connection with acquisitions and other transactions permitted by the Merger Agreement, the number of Option Shares shall be increased so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding (without giving pro forma effect to the issuance of the Option Shares). Nothing contained in this Section 6(a) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares of Issuer Common Stock in breach of, or otherwise breach any of, the provisions of the Merger Agreement.

  (b) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, subdivision, conversion, exchange of shares or similar transaction, the type and number of Option Shares shall be appropriately adjusted and proper provision shall be made in the agreements governing any such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares, other securities, property or cash that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised in full and the Option Shares had been issued to Grantee immediately prior to such event or the record date therefor, as applicable. Whenever the number of Option Shares is adjusted as provided in this Section 6(b), the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which is equal to the number of Option Shares purchasable after the adjustment.

  7. Replacement Options. (a) In the event that, prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company or (iii) to sell or otherwise transfer all or substantially all its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (A) the Acquiring Corporation (as defined below) or (B) any person that controls the Acquiring Corporation.

  (b)  The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person or (C) the transferee of all or substantially all of Issuer's assets.

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that, if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.





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  (c)  The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The issuer of the Substitute Option (the "Substitute Option Issuer") shall also enter into an agreement with Grantee in substantially the same form as this Agreement, which shall be applicable to the Substitute Option. Without limiting the generality of the foregoing, the provisions of Sections 8, 9, 10, 11 and 12 shall apply with respect to the Substitute Option and any securities for which the Substitute Option becomes exercisable with the same effect as if all references to "Issuer" in such Sections were references to "Substitute Option Issuer", all references to "Issuer Common Stock" were references to "Substitute Common Stock", all references to the "Option" were references to the "Substitute Option" and all references to "Option Shares" were references to "Substitute Option Shares".

  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the then-current Applicable Price (as defined in Section 8(c)) multiplied by the number of shares of Issuer Common Stock for which the Option is then exercisable, divided by the then-current Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option is then exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to the exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to such exercise but for the limitation in this paragraph (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this paragraph (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this paragraph (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

  (f) Issuer shall not enter into any transaction described in Section 7(a) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

  8. Repurchase at the Option of Grantee. (a) At the request of Grantee at any time during (i) the period during which the Option is exercisable pursuant to Section 3 or (ii) the period of 30 business days immediately following the occurrence of either of the events set forth in clauses (i) and (ii) of the second sentence of Section 3(e) (but solely as to the shares of Issuer Common Stock with respect to which the required approval was not received) (either such period being referred to herein as the "Repurchase Period"), Issuer (or any successor entity thereof) shall repurchase from Grantee (A) the Option (or, in the circumstances set forth in clause (ii) above, that portion thereof relating to shares of Issuer Common Stock with respect to which required approvals were not received) unless the Option has expired or been terminated in accordance with the terms hereof and (B) all Option Shares purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

          (1) the aggregate exercise price paid by Grantee for any Option Shares acquired with respect to which Grantee then has beneficial ownership;

          (2) the excess, if any, of (x) the Applicable Price for shares of Issuer Common Stock over (y) the Option Price, with such excess multiplied by the number of Option Shares with respect to which the Option has not been exercised; and





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          (3)  the excess, if any, of (x) the Applicable Price over (y) the
  Option Price paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each Option Share with respect to which the Option has been exercised, with such excess multiplied by the number of such Option Shares.

  (b) If Grantee exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of the OTS or other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Issuer shall deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and shall promptly file the required notice or application for approval and shall expeditiously process the same (and Grantee shall cooperate with Issuer in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to the preceding sentence for the payment of the portion of the Section 8 Repurchase Consideration requiring such notification or approval shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If the OTS or any other Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Grantee and redeliver to Grantee the Option Shares it is then prohibited from repurchasing, and Grantee shall have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the number of shares as to which payment has been made pursuant to Section 8(a)(2); provided that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the 30th business day after such date, Grantee shall nonetheless have the right so to exercise the Option or exercise its rights under Section 10 until the expiration of such period of 30 business days. Notwithstanding anything herein to the contrary, Grantee shall be entitled to exercise its right under this Section 8 on only one occasion.

  (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share at which a tender offer or exchange offer has been made for shares of Issuer Common Stock after the date hereof and on or prior to the Request Date (or any other applicable determination date), (ii) the price per share to be paid by any third party for shares of Issuer Common Stock or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to an agreement with Issuer for a merger or other business combination entered into on or prior to the Request Date (or any other applicable determination date), (iii) the highest price per share paid by any third party to acquire from a stockholder of Issuer, in one transaction or in a series of related transactions, an aggregate amount of Issuer Common Stock of 10% or more of the outstanding Issuer Common Stock or (iv) the highest bid price per share of Issuer Common Stock as quoted on the American Stock Exchange or, if not so quoted, on the principal trading market on which such shares are traded as reported by a recognized source during the 60 business days preceding the Request Date (or any other applicable determination date). If the consideration to be offered, paid or received pursuant to a transaction described in either clause (i) or (ii) above shall be other than cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

  9. Repurchase at the Option of Issuer. (a) Except to the extent that Grantee shall have previously exercised its rights under Section 8, at the request of Issuer during the six-month period commencing 15 months following the first occurrence of a Subsequent Triggering Event, Issuer may repurchase from Grantee, and Grantee shall sell to Issuer, all (but not less than all)





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
the shares of Issuer Common Stock acquired by Grantee pursuant hereto and with respect to which Grantee has beneficial ownership at the time of such repurchase at a price equal to the greater of (i) 110% of the Current Market Price (as defined below) or (ii) the sum of (A) the Option Price in respect of the shares so acquired and (B) Grantee's pre-tax per share carrying cost (as defined below), multiplied in the case of either clause (i) or (ii) above by the number of shares so acquired (the "Section 9 Repurchase Consideration"); provided that Grantee, within 30 days following Issuer's notice of its intention to purchase shares pursuant to this Section 9, may deliver an Offeror's Notice (as defined in Section 11) pursuant to Section 11, in which case the provisions of Section 11 and not those of this Section 9 shall control; and provided further that Issuer's rights under this Section 9 shall be suspended (with any such rights being extended accordingly) during any period when the exercise of such rights would subject Grantee to liability pursuant to Section 16(b) of the Exchange Act by reason of Grantee's purchase of shares of Issuer Common Stock pursuant to this Agreement.

  (b) If Issuer exercises its rights under this Section 9 and Grantee does not deliver an Offeror's Notice or Grantee does not sell the shares to a third party pursuant thereto, Issuer shall, within 10 business days after the expiration of the 30-day period referred to in paragraph (a) above or, if applicable, upon abandonment of the transaction covered by the Offeror's Notice, pay the Section 9 Repurchase Consideration in immediately available funds, and Grantee shall surrender to Issuer the certificates evidencing the shares of Issuer Common Stock purchased hereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens.

  (c) As used herein, (i) "Current Market Price" means the average closing bid price per share of Issuer Common Stock as quoted on the American Stock Exchange or, if not so quoted, on the principal trading market on which such shares are traded as reported by a recognized source for the 10 business days preceding the date of the Issuer's request for repurchase pursuant to this Section 9 and
(ii) "Grantee's pretax per share carrying cost" shall be the amount equal to the interest on the aggregate Option Price paid for the shares of Issuer Common Stock purchased from the date of purchase to the date of repurchase at the rate of interest announced by Parent as its prime or base lending or reference rate during such period, less any dividends received on the shares so purchased, divided by the number of shares so purchased.

  10. Registration Rights; Listing. (a) Issuer shall, if requested by Grantee at any time and from time to time (i) within three years of the first exercise of the Option or (ii) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of the second sentence of Section 3(e) or receipt by Grantee of official notice that an approval of the OTS or any other Governmental Entity required for a repurchase as contemplated by Section 8(b) would not be issued or granted (but solely as to the shares of Issuer Common Stock or portion of the Option with respect to which the required approval was not received), as expeditiously as practicable prepare and file up to two registration statements under the Securities Act if necessary in order to permit the sale or other disposition of the shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision. Issuer shall use its best efforts to cause each such registration statement to become effective and to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. Issuer shall also use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use all reasonable efforts to cause, and to cause any underwriters or agents of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 2% of the then outstanding voting power of Issuer. In the event that Grantee requests Issuer to file a registration statement following the failure to obtain a required approval for an exercise of the Option as described in Section 3(e), the closing of the sale or other disposition of Issuer Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option, and Grantee shall be entitled to cause the Option Shares to be issued directly to the underwriters or agents named in such registration statement. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time that do not exceed 60 days in the aggregate for all such periods if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration effected under this Section 10 shall be at Issuer's expense, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by Grantee in connection with any such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares or other securities, but only to the extent of obligating itself in respect of representations, warranties, covenants, indemnities, contribution and other agreements customarily included in such underwriting agreements for the issuer. If, during the time periods referred to in the first sentence of this Section 10, Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or S-8, or any successor form), it shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for Grantee under this Section 10; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer or other stockholders, taken as a single group.

  (b) If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on a national or regional securities exchange or quoted on a national or regional quotation system, Issuer, upon request of Grantee, shall use its best efforts to make any filings and obtain any approvals necessary in order to cause the Option Shares or other securities acquired upon exercise of the Option to be so listed or quoted.

  11. First Refusal. At any time after the first occurrence of a Subsequent Triggering Event and prior to the later of (a) expiration of 24 months immediately following the first purchase of shares of Issuer Common Stock pursuant to the Option and (b) the termination of the Option pursuant to
Section 3(a), if Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the shares of Issuer Common Stock or other securities acquired by it pursuant to the Option, it shall give Issuer written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares or other securities from such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Grantee to Issuer, which may be accepted within 10 business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Grantee is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by Issuer shall be settled within 10 business days of the date of the acceptance of the offer and the purchase price shall be paid to Grantee in immediately available funds; provided that, if prior notification to or approval of the OTS or any other Governmental Entity is required in connection with such purchase, Issuer shall promptly file the required notice or application for approval and shall expeditiously process the same (and Grantee shall cooperate with Issuer in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. In the event of the failure or refusal of Issuer to purchase all the shares or other securities covered by an Offeror's Notice or if the OTS or any other Governmental Entity disapproves Issuer's proposed purchase of such shares or other securities, Grantee may, within 60 days from the date of the Offeror's notice (subject to any necessary extension for regulatory notification, approval or waiting periods), sell all, but not less than all, of such shares or other securities to the proposed transferee at no less than the price specified, and on terms no more favorable than those specified, in the Offeror's Notice. The requirements of this Section 11 shall not apply to (A) any disposition as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of Issuer, (B) any disposition of Issuer Common Stock or other securities by a person to whom Grantee has assigned its rights under the Option with the consent of Issuer, (C) any sale by means of a public offering registered under the Securities Act in which steps are taken to reasonably assure that no purchaser will acquire securities representing more than 2% of the outstanding voting power of Issuer or (D) any transfer to Sub or to any other wholly owned subsidiary of Parent that agrees in writing to be bound by the terms hereof.

  12. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

  13. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement or the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Grantee may assign in whole or in part its rights and obligations hereunder to Sub or to any other direct or indirect wholly owned subsidiary of Grantee without the consent of Issuer. Subject to the preceding sentence, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

  14. Further Assurances. Each party hereto will use its best efforts to make all filings with, and to obtain consent of, all third parties and governmental authorities necessary or advisable to the consummation of the transactions contemplated by this Agreement, including applying to the OTS under the SLHC Act for approval to acquire the shares issuable hereunder. In the event of any exercise of the Option by Grantee, Issuer, Grantee and Sub shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary or advisable in order to consummate the transactions provided for by such exercise.

  15. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through specific performance, injunctive relief or other equitable relief. This provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

  16. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a Federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 8, the full number of Option Shares provided in
Section 1(a) hereof (as adjusted pursuant to Section 6), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of Option Shares as may be permissible without any amendment or modification hereof.

  17. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in the manner and to the addresses specified in accordance with Section 8.02 of the Merger Agreement.

  18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of laws.

  19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

  20. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

  21. Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

  22. Entire Agreement; No Third-Party Beneficiaries. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement (and the Merger Agreement and the other documents and instruments referred to herein and therein) contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                     BANK OF THE WEST,

                                     by
                                           /s/ Don J. McGrath
                                           ------------------------------
                                           Name:   Don J. McGrath
                                           Title:     President and Chief
                                                      Operating Officer


                                     NF ACQUISITION CO.,

                                     by
                                           /s/ Douglas C. Grigsby
                                           -----------------------------
                                           Name:   Douglas C. Grigsby
                                           Title:    Treasurer


                                     NORTHBAY FINANCIAL CORPORATION,

                                     by
                                           /s/ Alfred A. Alys
                                           -----------------------------
                                           Name:   Alfred A. Alys
                                           Title:  President and Chief
                                                      Executive Officer